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               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors
First Charter Corporation

We consent to the incorporation by reference in this Registration Statement on Form S-8 of First Charter Corporation of our reports dated January 23, 1998, relating to the consolidated balance sheets of First Charter Corporation and subsidiaries as of December 31, 1997 and 1996, and the related consolidated statements of income, shareholders' equity and cash flows for each of the years in the three-year period ended December 31, 1997, which report appears in First Charter Corporation's Annual Report on Form 10-K, which is incorporated by reference in this registration statement, and dated December 18, 1998, relating to the supplemental consolidated balance sheets of First Charter Corporation and subsidiaries as of December 31, 1997 and 1996, and the related supplemental consolidated statements of income, shareholders' equity and cash flows for each of the years in the three-year period ended December 31, 1997, which report appears in First Charter Corporation's Current Report on Form 8-K filed January 11, 1999, which is incorporated by reference in this registration statement.


                                                        KPMG LLP


Charlotte, North Carolina
January 29, 1999